EXHIBIT 99.1

FreightCar America, Inc. Reports First Quarter 2021 Results

First quarter revenues up substantially year-over-year

Company raises 2021 delivery outlook

Second consecutive quarter of positive gross margins, driven by new operating structure

CHICAGO, May 17, 2021 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) today reported results for the first quarter ended March 31, 2021.

Business Highlights

  First quarter revenue of $32.4 million, up 523% year-over-year, on deliveries of 309 railcars

  Gross margin of $1.8 million, positive for the second consecutive quarter despite the operational complexities of completing the transition from Shoals to Castaños

  First quarter net loss of $38.4 million, or $1.92 per share, which included $6.7 million of restructuring charges and a $22.1 million non-cash charge related to the change in fair market value of warrant liability

  Adjusted EBITDA loss was $1.3 million, which excludes the previously mentioned adjustments

  Quarter-end backlog totaled 1,380 railcars with an aggregate value of approximately $137 million

  2021 delivery outlook raised to between 1,600 and 1,750 railcars, up from between 1,400 and 1,600 railcars

  Subsequent to quarter end, entered into amendment to an existing term loan, providing an additional $16 million in short-term financing to fund working capital required for growth

“We are already seeing the early benefits of moving our manufacturing footprint to Castaños, which drove the improved year-over-year performance and resulted in our second consecutive quarter of positive gross margin,” said Jim Meyer, President and Chief Executive Officer of FreightCar America.  “We continue to be impressed with the ramp-up of the Castaños facility and the dedication and talent of the new team.”

Meyer added, “We are also seeing encouraging signs of momentum building across the end-markets we serve.  We expect this momentum to translate positively to FreightCar’s business with sales inquiries and new order activity proving to be stronger than we initially anticipated.  As a result, we have raised our 2021 outlook to between 1,600 and 1,750 railcar deliveries, up from our initial expectations of between 1,400 and 1,600 railcars.  We are simply thrilled by what has been accomplished at FreightCar in the last 6 – 12 months and believe the leverage from our new operations and cost structure will serve us well in the improving market.”

Meyer concluded, “Given the pace of progress and in anticipation of higher demand, we have increased our term loan with our financial partner to bring in $16 million of additional liquidity.  These funds will bolster our balance sheet and fund working capital needs. We are thankful to have a strong financial partner that is able to provide this flexible financing.”

First Quarter Results

  Consolidated revenues were $32.4 million in the first quarter of 2021, compared to $60.6 million in the fourth quarter of 2020 and $5.2 million in the first quarter of 2020. The Company delivered 309 railcars in the first quarter of 2021, compared to 477 railcars in the fourth quarter of 2020 and 11 railcars in the first quarter of 2020.

  Both consolidated operating loss and net loss for the current and prior periods included non-operating charges that significantly impacted results, including:

    Non-cash changes in the fair market value of warrant liability of $22.1 million in the first quarter of 2021 and $3.7 million in the fourth quarter of 2020, reflecting the Company’s share price appreciation during both periods;

    Restructuring and impairment charges of $6.7 million in the first quarter of 2021 and $0.9 million in the first quarter of 2020; and

    Impairment charges of $19.0 million in the fourth quarter of 2020 related to leased railcars, partially offset by $12.9 million of non-cash restructuring gains, largely related to the termination of the lease at the Cherokee, Alabama (“Shoals”) manufacturing facility.

  Consolidated operating loss for the first quarter of 2021 was $14.0 million, compared to operating loss of $9.2 million in the fourth quarter of 2020 and operating loss of $17.1 million in the first quarter of 2020.

  Net loss in the first quarter of 2021 was $38.4 million, or $1.92 per share, compared to net loss of $14.6 million, or $0.87 per share, in the fourth quarter of 2020, and net loss of $17.2 million, or $1.29 per share, in the first quarter of 2020.

  Adjusted EBITDA loss for the first quarter of 2021 was $1.3 million. Adjusted EBITDA for the fourth quarter of 2020 was positive $1.7 million and Adjusted EBITDA loss was $12.9 million for the first quarter of 2020.  The Adjusted EBITDA excludes the adjustments mentioned above and those reflected in the table below.

Total cash, cash equivalents, restricted cash equivalents, marketable securities and restricted certificates of deposit (“total cash”) was $31.7 million as of March 31, 2021, compared to $54.2 million as of December 31, 2020.  The decrease was due to: 1) timing impact for collection of the Company’s value-added-tax (“VAT”) refund; 2) one-time freight and labor expense associated with the move from Shoals to Castaños; and 3) working capital/prepaid expenses to support higher production levels.  The cumulative VAT paid in Mexico was $13.2 million as of March 31, 2021.

First Quarter 2021 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Monday, May 17, 2021 at 11:00 a.m. (Eastern Daylight Time) to discuss the Company’s first quarter 2021 financial results. The Company’s earnings release for the first quarter of 2021 will be available on the Investor Relations page of the Company’s website at www.freightcaramerica.com.

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call which can be accessed at:

     Event URL: http://public.viavid.com/index.php?id=144641

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call.  Interested parties may also participate in the call by dialing (877) 407-0789 and entering the passcode 13719213. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Daylight Time) on May 17, 2021 until 12:00 a.m. (Eastern Daylight Time) on Monday, May 31, 2021.  To access the replay, please dial (844) 512-2921 or (412) 317-6671.  The replay passcode is 13719213.  An audio replay of the call will be available on the Company’s website within two days following the earnings call.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries.  FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China.  More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release.  Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties.  These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

FreightCar America, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except for share and per share data)	March 31, 2021	December 31, 2020
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$31,556	$54,047
Restricted certificates of deposit	182	182
Accounts receivable, net of allowance for doubtful accounts of $1,006 and $1,235 respectively	6,217	9,421
VAT receivable	13,216	4,462
Inventories, net	37,054	38,831
Assets held for sale	-	10,383
Prepaid expenses	8,998	3,652
Total current assets	97,223	120,978
Property, plant and equipment, net	19,516	19,642
Railcars available for lease, net	20,791	20,933
Right of use asset	17,712	18,152
Other long-term assets	2,828	3,037
Total assets	$158,070	$182,742
Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$27,168	$18,654
Accrued payroll and other employee costs	1,282	2,505
Reserve for workers' compensation	2,629	2,645
Accrued warranty	4,008	5,216
Customer deposits	-	4,351
Deferred income state and local incentives, current	1,842	2,219
Lease liability, current	2,027	11,635
Current portion of long-term debt	19,315	17,605
Other current liabilities	3,578	6,319
Total current liabilities	61,849	71,149
Long-term debt, net of current portion	36,811	37,668
Warrant liability	34,858	12,730
Accrued pension costs	6,698	7,046
Deferred income state and local incentives, long-term	2,325	2,503
Lease liability, long-term	18,074	18,549
Other long-term liabilities	5,162	2,600
Total liabilities	165,777	152,245
Stockholders’ equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at March 31, 2021 and December 31, 2020)	-	-
Common stock, $0.01 par value, 50,000,000 shares authorized, 16,033,481 and 15,861,406 shares issued at March 31, 2021 and December 31, 2020, respectively	161	159
Additional paid in capital	82,519	82,064
Treasury stock, at cost, 446,587 and 327,577 shares at March 31, 2021 and December 31, 2020, respectively	(1,782)	(1,344)
Accumulated other comprehensive loss	(11,607)	(11,763)
Accumulated deficit	(76,998)	(38,619)
Total stockholders' equity (deficit)	(7,707)	30,497
Total liabilities and stockholders’ equity	$158,070	$182,742

FreightCar America, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues	$32,370	$5,197
Cost of sales	30,566	14,000
Gross profit (loss)	1,804	(8,803)
Selling, general and administrative expenses	9,151	7,410
Restructuring and impairment charges	6,650	880
Operating loss	(13,997)	(17,093)
Interest expense	(2,502)	(296)
Loss on change in fair market value of warrant liability	(22,128)	-
Other income	115	224
Loss before income taxes	(38,512)	(17,165)
Income tax benefit	(133)	(2)
Net loss	(38,379)	(17,163)
Less net loss attributable to noncontrolling interest in JV	-	(216)
Net loss attributable to FreightCar America	$(38,379)	$(16,947)
Net loss per common share attributable to FreightCar America- basic	$(1.92)	$(1.29)
Net loss per common share attributable to FreightCar America- diluted	$(1.92)	$(1.29)
Weighted average common shares outstanding – basic	20,001,505	12,366,880
Weighted average common shares outstanding – diluted	20,001,505	12,366,880

FreightCar America, Inc.
Segment Data
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Manufacturing	$30,019	$2,940
Corporate and Other	2,351	2,257
Consolidated revenues	$32,370	$5,197

Operating loss:
Manufacturing (1)	$(5,530)	$(11,800)
Corporate and Other	(8,467)	(5,293)
Consolidated operating loss	(13,997)	(17,093)
Consolidated interest expense	(2,502)	(296)
Loss on change in fair market value of warrant liability	(22,128)	-
Consolidated other income	115	224
Consolidated loss before income taxes	$(38,512)	$(17,165)

FreightCar America, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(38,379)	$(17,163)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Restructuring and impairment charges	6,650	880
Depreciation and amortization	1,197	3,013
Non-cash lease expense on right-of-use assets	440	990
Recognition of deferred income from state and local incentives	(555)	(555)
Loss on change in fair market value for warrant liability	22,128	-
Stock-based compensation recognized	2,662	227
Non-cash interest expense	982	-
Other non-cash items, net	(36)	1,868
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,204	1,265
VAT receivable	(8,754)	8
Inventories	3,419	(17,809)
Other assets	(5,133)	(1,273)
Accounts and contractual payables	320	6,953
Accrued payroll and employee benefits	(1,166)	(654)
Income taxes receivable/payable	(134)	(8)
Accrued warranty	(1,208)	(312)
Lease liability	(577)	(1,686)
Other liabilities	(7,114)	18,443
Accrued pension costs and accrued postretirement benefits	(222)	(214)
Net cash flows used in operating activities	(22,276)	(6,027)
Cash flows from investing activities
Maturity of restricted certificates of deposit	-	3,769
Purchase of property, plant and equipment	(542)	(3,670)
Proceeds from sale of property, plant and equipment and railcars available for lease	373	164
Net cash flows (used in) provided by investing activities	(169)	263
Cash flows from financing activities
Borrowings on revolving line of credit	165	-
Repayments on revolving line of credit	(165)	-
Employee stock settlement	(7)	(9)
Payment for stock appreciation rights exercised	(39)	-
Net cash flows provided by (used in) financing activities	(46)	(9)
Net decrease in cash and cash equivalents	(22,491)	(5,773)
Cash, cash equivalents and restricted cash equivalents at beginning of year	54,047	66,257
Cash, cash equivalents and restricted cash equivalents at end of year	$31,556	$60,484
Supplemental cash flow information
Interest paid	$1,180	$143
Income tax refunds received, net of payments	$5	$-

FreightCar America, Inc.
Reconciliation of income before taxes to EBITDA(1) and Adjusted EBITDA(2)
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2021	2020	2020
Loss before income taxes	$(38,512)	$(17,164)	$(14,365)
Depreciation & Amortization	1,197	3,008	1,248
Interest Expense, net	2,502	296	1,553
EBITDA	(34,813)	(13,860)	(11,564)

Change in Fair Value of Warrant (a)	22,128	-	3,657
Restructuring and impairment charges (b)	6,650	880	(12,925)
Impairment of leased railcars (c)	-	-	18,951
Alabama Grant Amortization (d)	(555)	(555)	(555)
Transaction Costs (e)	-	-	322
Retention & Success Bonuses (f)	-	431	2,211
Legal Reserve (g)	500	-	-
Plant Transition Costs (h)	2,246	175	1,252
Stock Based Compensation	2,662	250	455
Other, net	(115)	(224)	(58)
Adjusted EBITDA	$(1,297)	$(12,903)	$1,746

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a) This adjustment removes the non-cash expense associated with the change in fair market value of the Company’s warrant liability.
b) The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities during 2019 and 2020.
c) During the fourth quarter of 2020, the Company recorded a non-cash impairment charge on its leased railcar fleet.
d) The Company amortizes deferred grant income to cost of goods sold that represent a non-cash reduction to its gross margin (loss).
e) The Company incurred certain costs in the fourth quarter of 2020 for nonrecurring professional services associated with the acquisition of its Castaños joint venture.
f) During 2019, the Company implemented retention and success bonus programs for certain employees during its restructuring.
g) During the first quarter of 2021, the Company recognized a charge related to a legal dispute.
h) During 2020, the Company implemented a program to shift production originally planned for its US plants to its Castaños facility.  This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.